Exhibit 1.1

UNDERWRITING AGREEMENT,

dated as of April 29, 2015

Bristol-Myers Squibb Company

1.000% Notes due 2025

1.750% Notes due 2035

New York, New York

April 29, 2015

To	the Representatives named in Schedule I hereto of the Underwriters named in Schedule II hereto

Ladies and Gentlemen:

Bristol-Myers Squibb Company, a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture dated as of June 1, 1993, as supplemented by the eighth supplemental indenture, to be dated as of May 5, 2015 (collectively, the “Indenture”), between the Company and The Bank of New York Mellon (formerly The Bank of New York) (as successor to JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank, formerly The Chase Manhattan Bank (successor to The Chase Manhattan Bank (National Association)))), as Trustee (the “Trustee”). In connection with the issuance of the Securities, the Company will enter into a paying agency agreement (the “Paying Agency Agreement”), to be dated May 5, 2015, among the Company and The Bank of New York Mellon acting through its London Branch. To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriter, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 25 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

(a) An “automatic shelf registration statement” as defined under Rule 405 of the Act on Form S-3 (File No. 333-182852) in respect of the Securities has been filed with the Commission not earlier than three years prior to the date hereof; such registration statement and any post-effective amendment thereto, each in the form heretofore delivered or to be delivered to the Representatives and, excluding exhibits to such registration statement, but including all documents incorporated by reference in the prospectus included therein, became effective in such form; no other document with respect to such registration statement (including all documents incorporated by reference therein) has heretofore been filed or transmitted for filing with the Commission (other than the documents heretofore incorporated by reference therein and the prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Act, each in the form heretofore delivered to the Representatives); and no stop order suspending the effectiveness of such registration statement, or any part thereof, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Securities, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B under the Act to be part of such registration statement, each as amended at the time such part of such registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented (including by any Preliminary Prospectus) immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Exchange Act, and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” (as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act, and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the

Representatives expressly for use therein (it being understood and agreed that the only such information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein is the information specified in the last sentence of Section 10(b) hereof);

(c) For the purposes of this Agreement, the “Applicable Time” is 6:30 p.m. (London time) on the date of this Agreement; the Pricing Prospectus as supplemented by the final term sheet prepared (and to be subsequently filed) pursuant to Section 5(a) hereof, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule III(a) hereto does not conflict with the information contained in the Registration Statement or the Pricing Prospectus and will not conflict with the information to be contained in the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein (it being understood and agreed that the only such information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein is the information specified in the last sentence of Section 10(b) hereof);

(d) The documents incorporated by reference in the Pricing Prospectus and Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein (it being understood and agreed that the only such information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein is the information specified in the last sentence of Section 10(b) hereof); and no such documents were filed with the Commission since the Commission’s close of business on the Business Day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(b) hereto;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives for use therein (it being understood and agreed that the only such information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein is the information specified in the last sentence of Section 10(b) hereof);

(f) Neither the Company nor any of its Significant Subsidiaries, as defined in Rule 1-02 (w) of Regulation S-X under the Act (the “Significant Subsidiaries”), has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus;

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus;

(h) The Company has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable;

(i) The Securities have been duly authorized, and, when issued, duly authenticated pursuant to the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company enforceable against the Company and entitled to the benefits provided by the Indenture, which is substantially in the form filed as an exhibit to the Registration Statement; the Indenture has been duly authorized, executed and delivered and duly qualified under the Trust Indenture Act and, at the Closing Date (as defined in Section 3), the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Indenture conforms, and the Securities will conform, to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus as amended or supplemented;

(j) This Agreement has been duly authorized, executed and delivered by the Company;

(k) The Paying Agency Agreement has been duly authorized and, when executed and delivered by the parties thereto, will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(l) The execution, delivery and performance by the Company of this Agreement, the Paying Agency Agreement and the Indenture and the issuance and sale of the Securities will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such breaches, violations and defaults that individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect on the current or future consolidated financial position, stockholders’ equity or results of operations of the Company and its subsidiaries (a “Material Adverse Effect”), (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or (iii) result in any violation of any law, statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except for such breaches, violations and defaults that individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of this Agreement, the Paying Agency Agreement and the Indenture and the issuance and sale of the Securities, except in each case (A) such as the Company is not required to have obtained or made as of the date hereof, but will have been obtained prior to the Closing Date or, to the extent applicable, within the prescribed period under applicable law, (B) such as have been obtained (or in the case of a filing, made) and are in full force and effect, and (C) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters;

(m) The statements set forth in the Pricing Disclosure Package and the Prospectus under the caption “Description of the Notes” and “Description of the Debt Securities” insofar as they purport to constitute a summary of the terms of the Indenture and the Securities, and under the captions “Plan of Distribution” and “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects;

(n) Neither the Company nor any of its Significant Subsidiaries is in violation of its Certificate of Incorporation or By-laws (or equivalent organizational documents) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in each case as would not individually and in the aggregate reasonably be expected to have a Material Adverse Effect;

(o) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or any of its Significant Subsidiaries, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(p) Except as described in the Pricing Prospectus, to the Company’s knowledge, the Company and its Significant Subsidiaries own, possess or have the right to employ sufficient patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, software, systems or procedures), trademarks, service marks and trade names, inventions, computer programs, technical data and information (collectively, the “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted. Neither the Company nor any of its Significant Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the Intellectual Property Rights except as would not reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect, whether or not arising from transactions in the ordinary course of business. Except as described in the Pricing Prospectus, to the Company’s knowledge the use of the Intellectual Property Rights in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except as could not reasonably be expected to individually or in the aggregate result in a Material Adverse Effect;

(q) Neither the Company nor any of its Significant Subsidiaries (i) is in violation of any law, statute, or any rule, regulation, decision or order of any governmental agency or body or any court, in any case relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “environmental laws”), (ii) owns or operates any real property which, to its knowledge, is contaminated with any substance that is subject to any environmental laws, (iii) is, to its knowledge, liable for any off-site disposal or contamination pursuant to any environmental laws, or (iv) has received any written notice of any claim under any environmental laws and the Company is not aware of any pending investigation which could reasonably be expected to lead to such a claim, in each such case, which violation, contamination, liability or claim would have, individually or in the aggregate, a Material Adverse Effect;

(r) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s)(i) (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (C) at the time the Company (or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(t) Except as would not individually and in the aggregate reasonably be expected to have a Material Adverse Effect, the Company and the Company’s directors or officers, in their capacities as such, are in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications;

(u) Deloitte & Touche LLP, who has audited certain financial statements of the Company and its subsidiaries contained or incorporated by reference in the Registration Statement, Pricing Prospectus and Prospectus and audited the Company’s internal control over financial reporting is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(v) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. As of March 31, 2015, the Company’s internal control over financial reporting was effective. The Company is not aware of any material weaknesses in its internal control over financial reporting;

(w) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Prospectus, other than as disclosed in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(x) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and, as of March 31, 2015, such disclosure controls and procedures were effective; and

(y) The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x).

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto the principal amount of Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of, and payment for, the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 11 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). The Securities to be purchased by each Underwriter hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with a common depositary or its nominee (the “Common Depositary”) on behalf of Clearstream Banking, société anonyme (“Clearstream”), and Euroclear Bank S.A./N.V. (“Euroclear”). The Company will deliver the Securities to the Common Depositary, for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the Common Depositary, for the account of the Company. The Company will cause the certificates representing the Securities to be made available to the Representatives for checking at least twenty-four hours prior to the Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Pricing Disclosure Package.

5. Agreements. The Company agrees with the several Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second Business Day following the execution and delivery of this Agreement or such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Closing Date which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to prepare a final term sheet in a form approved by the Representatives and to file such term sheet pursuant to Rule 433(d) under the Act (the “Final Term Sheet”);

to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173 under the Act) is required in connection with the offering or sale of the Securities, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Pricing Prospectus or any amended Pricing Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of such Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Pricing Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Securities or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Securities for offering and sale under the securities laws of such jurisdictions as the Representatives may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Securities, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Pricing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) promptly notify the Representatives so that any use of the Pricing Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Pricing Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request;

(d) Prior to 5:00 p.m., New York City time, on the Business Day next succeeding the date of this Agreement and from time to time thereafter, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule

173(a) under the Act) is required at any time in connection with the offering or sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

(e) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(f) To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act and otherwise in accordance with Rules 456(b) and 457(r) under the Act; provided, however, that any such required filing fees shall be paid prior to the Closing Date;

(g) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(h) To comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act;

(i) Not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities; and

(j) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s corporate trademarks, corporate servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

(k) To use commercially reasonable efforts to cause the Securities to be listed for trading on the New York Stock Exchange (the “Exchange”) within 30 days after the Closing Date.

(l) The Company hereby authorizes Merrill Lynch International in its role as stabilizing manager (the “Stabilizing Manager”) to make adequate public disclosure regarding stabilization of the information required in relation to such stabilization by Commission Regulation (EC) 2273/2003 of the Commission of the European Communities. The Stabilizing Manager for its own account may, to the extent permitted by applicable laws and directives, over-allot and effect transactions with a view to supporting the market price of the Securities at a level higher than that which might otherwise prevail, but in doing so the Stabilizing Manager shall act as principal and not as agent of the Company and any loss resulting from overallotment and stabilization shall be borne, and any profit arising therefrom shall be beneficially retained, by the Stabilizing Manager. However, there is no assurance that the Stabilizing Manager (or persons acting on behalf of the Stabilizing Manager) will undertake any stabilization action. Nothing contained in this paragraph shall be construed so as to require the Company to issue in excess of the aggregate principal amount of Securities specified in Schedule II hereto. Such stabilization, if commenced, may be discontinued at any time and shall be conducted by the Stabilizing Manager in accordance with all applicable laws and directives.

6. Further Agreements.

(a)(i) The Company represents and agrees that, other than the Final Term Sheet prepared and filed pursuant to Section 5(a) hereof, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii) each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, other than one or more term sheets relating to the Securities that do not require the Company to file any material with the Commission other than the filing of the Final Term Sheet within two days as provided in Rule 433(d)(5)(ii); and

(iii) any such free writing prospectus the use of which has been consented to by the Company and the Representatives (including the Final Term Sheet prepared and filed pursuant to Section 5(a) hereof and any other filing relating to the Securities made in reliance on the exemption of Rule 163 under the Act) is listed on Schedule III(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein (it being understood and agreed that the only such information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein is the information specified in the last sentence of Section 10(b) hereof).

7. Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (a) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (b) the cost of printing or producing any Agreement among Underwriters, this Agreement, any indenture, any Blue Sky and Legal Investment Memoranda, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (c) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and Legal Investment Surveys; (d) any fees charged by securities rating services for rating the Securities; (e) any filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Securities; (f) the cost of preparing certificates for the Securities; (g) the fees and expenses of any trustee and paying agent and any agent of any trustee or paying agent and the fees and disbursements of counsel for any trustee or paying agent in connection with any indenture, paying agency agreement and the Securities; (h) all fees and expenses related to the list of the Securities on the Exchange; and (i) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 10 hereof, the Underwriters will pay all of their own costs and expenses on a pro rata basis (based on the principal amount of Securities that such Underwriter agreed to purchase hereunder), including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; the Final Term Sheet contemplated by Section 5(a) hereof and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or an post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) The Company shall have requested and caused Covington & Burling LLP, special counsel for the Company, to have furnished to the Representatives their opinion (with respect to the matters enumerated in (i) through(vii)) and letter (with respect to the matters enumerated in (viii) and(ix)), dated the Closing Date and addressed to the Representatives, substantially to the effect that:

(i) Based solely on its review of a certificate from the Secretary of State of Delaware, the Company validly exists as a corporation and is in good standing under the General Corporation Law of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus;

(ii) This Agreement has been duly authorized, executed and delivered by the Company;

(iii) The Securities have been duly authorized and executed by the Company, and, assuming the due authorization execution and delivery of the supplemental indenture by the Trustee, when duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Company, enforceable against the Company and entitled to the benefits provided by the Indenture subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law;

(iv) The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law; and the Indenture has been duly qualified under the Trust Indenture Act;

(v) The Paying Agency Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law

(vi) The statements set forth in the Pricing Disclosure Package and the Prospectus under the captions “Description of Notes” and “Description of the Debt Securities” insofar as such statements constitute a summary of the Indenture and the Securities, are accurate in all material respects;

(vii) The statements made under the caption “Certain United States Federal Income Tax Considerations” in the Pricing Disclosure Package and the Prospectus, insofar as such statements constitute a summary of the legal matters or documents referred to therein, are accurate in all material respects;

(viii) The Company is not and, immediately after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act (for purposes of this opinion, such counsel may rely on a certificate of an officer of the Company in a form satisfactory to the Representatives);

(ix) Each of the Registration Statement at the time it was last amended or deemed to be amended and the Prospectus, as of the date of such opinion (other than the financial statements and other information of a financial or accounting nature and the statement of eligibility (Form T-1) and all statements made in exhibits thereto, as to which such counsel need express no opinion) appeared or appears on its face to be appropriately responsive in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; and

(x) Although they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Pricing Prospectus or the Prospectus, except for those referred to in the opinions in subsection (v) and (vi) of this Section 8(b), they have no reason to believe (A) that the Registration Statement (insofar as related to the offering contemplated by the Prospectus) as of its effective date (other than the financial statements and other information of a financial or accounting nature and all exhibits thereto, as to which such counsel need express no opinion), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) that the Pricing Disclosure Package, considered together, as of the Applicable Time (other than the financial statements and other information of a financial or accounting nature, as to which such counsel need express no opinion), contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (C) that, as of its date, the Prospectus (other than the financial statements and other information of a financial or accounting nature, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (D) that, as of the Closing Date, the Prospectus (other than the financial statements and other information of a financial or accounting nature, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c) Katherine R. Kelly, Vice President and Assistant General Counsel for the Company, shall have furnished to the Representatives her written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, substantially to the effect that:

(i) The Company has been duly incorporated under the laws of the State of Delaware;

(ii) To such counsel’s knowledge and other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its Significant Subsidiaries is a party or of which any property of the Company or any of its Significant Subsidiaries is the subject which, if determined adversely to the Company or any of its Significant Subsidiaries, would individually or in the aggregate have a material adverse effect on the consolidated financial position, stockholders’ equity or results of operations of the Company and its Significant Subsidiaries; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(iii) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture, the Paying Agency Agreement and this Agreement and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, except for such breaches, violations and defaults that individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect, (B) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or (C) result in any violation of any law, statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its properties, except for such breaches, violations and defaults that individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect; and

(iv) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture or the Paying Agency Agreement, except such as have been obtained under the Act and the Trust Indenture Act, or which if not obtained would not have a Material Adverse Effect on the consummation by the Company of the transactions contemplated by this Agreement, and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(d) The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Paying Agency Agreement, the Registration Statement, the Pricing Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters;

(e) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Closing Date, Deloitte & Touche LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives, to the effect set forth in Annex I hereto;

(f)(i) Neither the Company nor any of its Significant Subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus any significant loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its Significant Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus and this Agreement;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States or with respect to the Clearstream or Euroclear systems in Europe; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or the occurrence of any other calamity or crisis involving the United States; or (v) any change in national or international financial, political or economic conditions, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(i) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the Business Day next succeeding the date of this Agreement; and

(j) The Company shall have furnished or caused to be furnished to the Representatives at the Closing Date certificates of officers of the Company on behalf of the Company, reasonably satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Closing Date, and as to the matters set forth in subsections (a) and (f)(i) and (ii) of this Section.

(k) The Representatives shall have received an executed copy of the Paying Agency Agreement.

(l) The Company shall have applied to list the Securities for trading on the Exchange.

If any of the conditions specified in this Section 8 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this

Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancelation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 8 shall be delivered to the offices of Davis Polk & Wardwell LLP, counsel for the Underwriters, at 450 Lexington Avenue, New York, NY 10017 (the “Closing Location”), on the Closing Date.

9. Reimbursement of Underwriters’ Expenses. If this Agreement shall be terminated pursuant to Section 11 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 10 hereof; but, if for any other reason Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Securities except as provided in Sections 7 and 10 hereof.

10. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter, the directors, officers and employees of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act (otherwise than as a result of a breach by an Underwriter of Section 6(a) hereof with respect to any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein (it being understood and agreed that the only such information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein is the information specified in the last sentence of Section 10(b) hereof).

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, officers and employees, and each person who controls the Company within the meaning of either the Act or the Exchange Act, against any losses, claims, damages or liabilities to which they or any of them may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. The Company acknowledges that the statements set forth in the seventh paragraph and eighth paragraph, each under the heading “Underwriting” in any Preliminary Prospectus and the Prospectus constitute the only written information furnished to the Company by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, Pricing Prospectus, the Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the foregoing, if the indemnified party has determined, in its reasonable judgment, that there may be one or more defenses available to the indemnified party which may be different from or additional to those available to the indemnifying party and that the existence of such different or additional defenses creates, in the reasonable judgment of such indemnified party, a conflict in connection with the joint representation of the indemnified party and the indemnifying party, then the indemnified party shall have the right to employ separate counsel and in that event the reasonable fees and expenses of such separate counsel for the indemnified party shall be paid by the indemnifying party; provided, however, that the indemnifying party shall only be obligated to pay the reasonable fees and expenses of a single law firm (and any reasonably necessary local counsel) employed by all of the indemnified parties unless any indemnified party has determined, in its reasonable judgment, that there may be one or more defenses available to it which may be different from or additional to those available to another indemnified party and that the existence of such different or additional defense creates, in its reasonable judgment, a conflict in connection with the joint representation of the indemnified parties, in which case the indemnifying party shall be obligated to pay the reasonable fees and expenses of a separate single law firm (and any reasonably necessary local counsel) employed by each such indemnified party to which such conflict relates. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by such Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e) The obligations of the Company under this Section 10 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer of the Company who signed the Registration Statement and each director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

11. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Pricing Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, will remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 10 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7, 9 and 10 hereof shall survive the termination or cancelation of this Agreement.

13. Disclosure Authorization. The Company is authorized, subject to applicable law, to disclose any and all aspects of this potential transaction that are necessary to support any U.S. federal income tax benefits expected to be claimed with respect to such transaction, without the Underwriters imposing any limitation of any kind.

14. Authority of Representatives. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly.

15. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, or facsimile transmission to the address of each Representative as follows:

BNP Paribas

10 Harewood Avenue

London, NW1 6AA

United Kingdom

Attention: Fixed Income Syndicate

Fax: +44 (0) 20 7595 2555

Telephone: +44 (0) 20 7595 8222

Goldman, Sachs & Co.

200 West Street

New York, New York 10282-2198

Attention: Registration Department

Merrill Lynch International

2 King Edward Street

London EC1A 1HQ

United Kingdom

Attention: Syndicate Desk (fax: +44-20-7995-2968)

Morgan Stanley & Co. International plc

25 Cabot Square

Canary Wharf

London E14 4QA

United Kingdom

Attention: Head of Transaction Management

and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 10(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

17. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 10 hereof, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

18. Time of the Essence. Time shall be of the essence of this Agreement.

19. No Fiduciary Duty. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (b) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (c) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (d) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

20. Judgment Currency. The Company agrees to indemnify each Underwriter against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter is able to purchase United States dollars on the business day following actual receipt by such Underwriter of any sum adjudged or ordered to be so due in the Judgment Currency with the amount of the Judgment Currency actually received by such Underwriter. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with purchase or, or conversion into, the relevant currency.

21. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

22. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

23. Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24. Agreement Among Underwriters. As between the Underwriters, the execution of this Agreement by all parties hereto will constitute acceptance by each Underwriter of the ICMA Agreement Among Managers New York Version 1 (the “Agreement Among Managers”) subject to any amendment notified to such Underwriter in writing at any time prior to the execution of this Agreement. For purposes of the Agreement Among Managers, references to the “Managers” shall be deemed to refer to the Underwriters, references to the “Lead Manager” shall be deemed to refer to the Representatives, and references to “Settlement Lead Manager” shall be deemed to refer to Merrill Lynch International. As applicable to the Underwriters, Clause 3 of the Agreement Among Managers shall be deemed to be deleted in its entirety and replaced with Section 11 of this Agreement.

25. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

26. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

27. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Rule 415”, “Rule 424” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall represent a binding agreement among the Company and the several Underwriters. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Bristol-Myers Squibb Company

By:	/s/ Jeffrey Galik
Name: Jeffrey Galik
Title: Senior Vice President and Treasurer

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

BNP Paribas

By:	/s/ Hugh Pryse-Davies
Name: Hugh Pryse-Davies
Title: Duly Authorised Signatory

By:	/s/ Heike Kruger
Name: Heike Kruger
Title: Authorised Signatory

[Signature Page to Underwriting Agreement]

Goldman, Sachs & Co.

By:	/s/ Adam Greene
Name: Adam Greene
Title: Vice President

[Signature Page to Underwriting Agreement]

Merrill Lynch International

By:	/s/ J. Tannenbaum
Name: J. Tannenbaum
Title: Managing Director

[Signature Page to Underwriting Agreement]

Morgan Stanley & Co. International plc

By:	/s/ Delphine Mouret
Name: Delphine Mouret
Title: Executive Director

[Signature Page to Underwriting Agreement]

Citigroup Global Markets Limited

By:	/s/ Bruce Duncan
Name: Bruce Duncan
Title: Delegated Signatory

J.P. Morgan Securities plc

By:	/s/ Marc Lewell
Name: Marc Lewell
Title: Managing Director

Barclays Bank PLC

By:	/s/ Anthony Stringer
Name: Anthony Stringer
Title: Legal UK & Europe Authorised to Sign

Credit Suisse Securities (Europe) Limited

By:	/s/ Aaron Weaver
Name: Aaron Weaver
Title: Director

By:	/s/ Eva Callaghan
Name: Eva Callaghan
Title: Director

Deutsche Bank AG, London Branch

By:	/s/ John McCabe
Name: John McCabe
Title: Managing Director

By:	/s/ Anguel Zaprianov
Name: Anguel Zaprianov
Title: Managing Director

Wells Fargo Securities International Limited

By:	/s/ Robert Fernandez
Name: Robert Fernandez
Title: Managing Director

HSBC Bank plc

By:	/s/ Karl Allen
	Name:	Karl Allen
	Title:	Director, Transaction Management Group, EMEA Debt Capital Markets

Mitsubishi UFJ Securities International plc

By:	/s/ An-chi Chen - Tanner
	Name:	An-chi Chen-Tanner
	Title:	Authorised Signatory

The Williams Capital Group, L.P.

By:	/s/ Jonathan Levin
	Name:	Jonathan Levin
	Title:	Director, Corporate Finance

SCHEDULE I

Underwriting Agreement dated April 29, 2015

Registration Statement No. 333-182852

Representatives:

BNP Paribas, Goldman, Sachs & Co., Merrill Lynch International and Morgan Stanley & Co. International plc

Title, Purchase Price and Description of Securities:

Title:	1.000% Notes due 2025 (the “2025 Notes”)
1.750% Notes due 2035 (the “2035 Notes”)

Principal amount:	€575,000,000 with respect to the 2025 Notes
€575,000,000 with respect to the 2035 Notes

Purchase price to Underwriters:	98.530% with respect to the 2025 Notes
98.898% with respect to the 2035 Notes

ISIN: XS1226748439 with respect to the 2025 Notes XS1226748512 with respect to the 2035 Notes

Common Code: 122674843 with respect to the 2025 Notes 122674851 with respect to the 2035 Notes

Sinking fund provisions:	None.

Redemption provisions:

Optional Redemption: Make-Whole Rate plus 15 bps, in the case of the 2025 Notes and 20 bps, in the case of the 2035 Notes

Closing Date, Time and Location: 9:30 a.m. (London time) on May 5, 2015 at Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, NY 10017

Type of Offering: Non-delayed

Stabilization: Stabilization/FCA.

I-1

SCHEDULE II

Underwriters	Principal Amount of 2025 Notes to be Purchased	Principal Amount of 2035 Notes to be Purchased

Goldman, Sachs & Co.	€161,000,000	€161,000,000
Morgan Stanley & Co. International plc	161,000,000	161,000,000
BNP Paribas	80,500,000	80,500,000
Merrill Lynch International	80,500,000	80,500,000
Citigroup Global Markets Limited	14,375,000	14,375,000
J.P. Morgan Securities plc	14,375,000	14,375,000
Barclays Bank PLC	11,500,000	11,500,000
Credit Suisse Securities (Europe) Limited	11,500,000	11,500,000
Deutsche Bank AG, London Branch	11,500,000	11,500,000
Wells Fargo Securities International Limited	11,500,000	11,500,000
HSBC Bank plc	5,750,000	5,750,000
Mitsubishi UFJ Securities International plc	5,750,000	5,750,000
The Williams Capital Group, L.P.	5,750,000	5,750,000

Total	€575,000,000	€575,000,000

A-1